EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN SOUTHLAKE, TEXAS

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

            Calabasas Hills, CA – March 28, 2006   –   The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 105th Cheesecake Factory restaurant on March 27, 2006 in the Southlake Town Square mall in Southlake, Texas.  The restaurant contains approximately 11,000 square feet and approximately 300 seats.

About The Cheesecake Factory

            The Cheesecake Factory Incorporated operates 105 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe â name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100